                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  COM21, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  (COM21 LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2002

TO THE STOCKHOLDERS OF COM21:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Com21, Inc. will be held on May 16, 2002 at 11:00 a.m. at 750 Tasman Drive, Milpitas, California 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect six directors to serve for a one-year term or until their successors are duly elected and qualified;

          2. To approve amendments to the Automatic Option Grant Program of the 1998 Stock Incentive Plan to:

             (i) increase the number of shares of common stock subject to the initial automatic option grant made to each newly appointed or elected non-employee director from an option to purchase 15,000 shares of common stock to an option to purchase 25,000 shares of common stock;

             (ii) increase the number of shares of common stock subject to the automatic option grant made annually to each continuing non-employee director from an option to purchase 5,000 shares of common stock to an option to purchase 10,000 shares of common stock; and

             (iii) provide each continuing non-employee director with a special one-time stock option grant at the Annual Meeting to purchase 10,000 shares of common stock,

        each at an exercise price per share equal to the fair market value of Com21's common stock on such date;

          3. To ratify the appointment of Deloitte & Touche LLP as Com21's independent public auditors for the fiscal year ending December 31, 2002; and

          4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the 2002 Annual Meeting. The stock transfer books of Com21 will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of Com21.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting and vote. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ RALPH MARIMON
                                          RALPH MARIMON
                                          Chief Financial Officer,
                                          Vice President, Finance and
                                          Administration,
                                          and Corporate Secretary

Milpitas, California
April 12, 2002

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  COM21, INC.
                                750 TASMAN DRIVE
                           MILPITAS, CALIFORNIA 95035

                             ---------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002

GENERAL

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Com21, Inc. (the "Board"), a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. local time, on Thursday, May 16, 2002, or any adjournment thereof, at 750 Tasman Drive, Milpitas, California 95035, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about April 12, 2002 to all stockholders entitled to vote at the Annual Meeting.

PROXIES

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of Com21 at Com21's principal executive offices at 750 Tasman Drive, Milpitas, California 95035, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     Com21 will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Com21 may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. Stockholders can agree to access the electronic versions of Com21's proxy materials, via the Internet, rather than receiving printed versions. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of Com21. Com21 may retain the services of one or more firms to assist with solicitation of proxies, for an estimated cost of $5,500 plus reimbursement of expenses.

VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 1, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 28,221,434 shares of Com21's common stock, par value $0.001, were issued and outstanding. No shares of Com21's preferred stock, par value $0.001, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on April 1, 2002. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of Com21 that are intended to be presented by such stockholders at Com21's 2003 annual meeting must be received no later than December 13, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board for the 2002 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, provided Com21 received notice of such proposal not later than February 26, 2002. Such stockholder proposals should be submitted to Com21, Inc. at 750 Tasman Drive, Milpitas, California 95035, Attention: Corporate Secretary.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     Com21's bylaws have authorized seven directors. The Board currently consists of six persons. Mr. Soderquist resigned from the Board in October 2001, and Jerald Kent resigned from the Board in May 2001, and the Board has not nominated directors to sit in either Board seat. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proposal One. The directors elected serve for a term of one year, expiring at the 2003 annual meeting of stockholders or until each successor has been duly elected and qualified. The executive officers serve at the discretion of the Board. There are no family relationships among any of Com21's directors or executive officers. All of the nominees listed below are currently directors of Com21. If this proposal is approved, the Board will consist of six persons. Proxies cannot be voted for more than the six persons nominated to serve on the Board.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     George A. Merrick. Mr. Merrick has served as President and Chief Executive Officer of Com21 since October 2001 and has been a Director since May 2001. Before joining Com21, Mr. Merrick was the Chief Executive Officer of Advanced Rendering Technology, a computer graphics company, from September 1997 to September 2001. Prior to that, he was Vice President of Dynatech Corp., a technology holding company, and President of Visual Communications Technologies Group from September 1994 to September 1997. Mr. Merrick also served in several executive capacities with Ampex Corporation, a data and video recording and processing company, starting in 1978 as a General Manager for Ampex Switcher Co, a startup which was acquired by Ampex Corporation. From 1987 to 1990 he served as Vice President of Ampex Corporation, and President of its Video Systems Subsidiary. From 1990 to 1994 he served as Ampex's Executive Vice President and spokesman on HDTV. Additionally, from 1989 to 1990, he served as President of Ampex Corporation's Recording Systems subsidiary. Mr. Merrick has also served on the board of the Montreux Television Symposium and MIT's Center for Advanced Television Studies. Mr. Merrick received a B.S. in Marketing and Finance from San Jose State University.

     Paul Baran. Mr. Baran has been the Chairman of the Board since Com21's inception in June 1992 and is presently retired. Mr. Baran has received several awards including the Franklin Institute's Bower Prize for Science (2001) for his invention of packet switching. Other awards include the Institute of Electronics and Electrical Engineering, Inc. ("IEEE") Internet Award (2000), the Business Journal Entrepreneurial Award in Technology (1999), the Marconi International Fellowship Award (1991), the IEEE Alexander Graham Bell Medal (1990), the ACM SIG/Communications Award (1989) and the IEEE Communications Society Edwin Armstrong Award (1987). He co-founded seven companies, of which five went public. He holds 30 U.S. patents and is a Life Fellow of the IEEE, a Fellow of the AAAS and a member of the U.S. National Academy of Engineers. Mr. Baran received an M.S. in Computers from the University of California, Los Angeles, a B.S. in Electrical Engineering, a Dr.Sci. in Engineering (Hon.) from Drexel University and Ph.D. in Policy Analysis (Hon.) from the RAND Graduate School.

     James R. Gagnard. Mr. Gagnard has been a Director of Com21 since May 2001. Mr. Gagnard has been President and Chief Executive Officer of Questra Corporation, an enterprise software company, since September 2001. Previously, Mr. Gagnard was President and Chief Executive Officer of ELetter, Inc., an Internet based company providing direct marketing services to small businesses, from September 2000 to June

2001. From September 1999 to September 2000 and from June 2001 to September 2001, he was a private consultant. Mr. Gagnard also served as President and Chief Executive Officer at Diffusion, Inc., a private Internet based application provider, from September 1996 to September 1999 and Trinzic Corporation, a public software and services company, from January 1990 to August 1995. At Pansophic Systems, Inc., Mr. Gagnard served as Senior Vice President and General Manager from 1987 to 1990; Vice President, International Operations from 1985 to 1987 and Vice President, European Operations from 1982 to 1985. Mr. Gagnard received a B.S.E.E. from Illinois Institute of Technology.

     Susan H. Nycum. Ms. Nycum has been a Director of Com21 since May 2001. Ms. Nycum has been a Partner at the law firm of Baker & McKenzie since 1987 where she is a member of the Intellectual Property/ Information Technology/E-Commerce Practice Group. Ms. Nycum has been Chairman of the American Bar Association Section of Science and Technology, President of the Computer Law Association, and Chair of the International Bar Association's Committees on Software Protection and Computer Abuse. She served twice as an ABA appointed member of the National Conference of Lawyers and Scientists from 1978 to 1984 and from 1991 to 1994. She is the only lawyer to be elected a Fellow of the Association for Computing Machinery. Ms. Nycum is also a member of the American Arbitration Association Large Complex Case Panel, both arbitration and mediation, a fellow of the American Bar Foundation and a fellow of the American Bar Association College of Law Practice Management. She also serves as governor of the International Council for Computer Communication. Ms. Nycum received an A.B. from Ohio Wesleyan University and a J.D. from Duquesne University Law School.

     Daniel J. Pike. Mr. Pike has been a Director of Com21 since March 2000. Mr. Pike has been Chief Technology Officer at Classic Communications, Inc., since November 2000 and a senior advisor to @Security Broadband Corp., a private broadband start-up, since September 2000. Prior to that he served as a Senior Vice President of Science and Technology at Prime Cable from 1982 to September 2000. Mr. Pike was the recipient of the 1994 Communications Technology Service in Technology Award and received the NCTA Vanguard Award for Science and Technology in 1991. He is a Senior Member of the IEEE and SCTE while holding membership on the CableLabs Board of Directors, NCTA Engineering Committee, Cable Television Pioneers, Society of Motion Picture and Television Engineers and the Advisory Board of Communications Technology. Mr. Pike received a B.S. and a M.S. from Oklahoma State University.

     James J. Spilker, Jr. Dr. Spilker has been a Director of Com21 since February 2000. Dr. Spilker has been Chairman of the Board of Rosum Corporation, a private telecommunications company, since January 2001. Since June 2000, he has served as Professor, Consultant, Department of Electrical Engineering, Network Research Center and Center for International Security and Cooperation at Stanford University. Dr. Spilker is a co-founder of Stanford Telecommunications, Inc., where he was Chairman of the Board from 1973 until December 1999 when he sold the company. From December 1999 to June 2000 he was a private consultant. He also served as President and Chief Executive Officer of Stanford Telecommunications, Inc., from August 1981 to June 1995. Dr. Spilker is a member of the National Academy of Engineering of the United States and a Life Fellow of the IEEE. Dr. Spilker received a B.S., M.S. and Ph.D. in Electrical Engineering from Stanford University.

BOARD AND COMMITTEE MEETINGS

     The Board held seven (7) meetings and acted by written consent three (3) times during the fiscal year ended December 31, 2001. The Board has an audit committee and a compensation committee. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period which he was a director) and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period in which he was a director) during the fiscal year ended December 31, 2001.

     Audit Committee. In accordance with its written Board approved audit committee charter, the audit committee is primarily responsible for approving the services performed by Com21's independent auditors and reviewing and evaluating Com21's accounting practices and systems of internal accounting controls. The committee currently consists of three directors, Mr. Baran, Ms. Nycum and Dr. Spilker. The audit committee held three (3) meetings and acted by written consent one (1) time during the fiscal year ended December 31, 2001. From January 2001 to May 2001, Mr. Richard Kramlich and Mr. Robert Wilmot served as directors and as members of the audit committee. Neither stood for re-election at the 2001 annual stockholders' meeting. Mr. Kramlich and Mr. Wilmot acted by written consent one time and attended no audit committee meetings during 2001. In May 2001, Mr. Merrick and Ms. Nycum replaced Mr. Kramlich and Mr. Wilmot on the audit committee. Mr. Merrick participated in two meetings of the audit committee prior to leaving the audit committee in connection with his appointment as President and Chief Executive Officer. Ms. Nycum and Dr. Spilker participated in all three meetings of the audit committee in 2001. The Board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     Compensation Committee. The compensation committee is primarily responsible for reviewing and approving Com21's general compensation policy and setting compensation levels for Com21's executive officers. The committee also administers Com21's incentive compensation plans. The committee currently consists of two directors, Mr. Gagnard and Dr. Spilker. The compensation committee held one (1) meeting and acted by written consent two (2) times during the fiscal year ended December 31, 2001. From January 2001 to May 2001, when he did not stand for re-election at the 2001 annual stockholders' meeting, Mr. Richard Kramlich served as a director and as a member of the compensation committee. Mr. Kramlich did not attend any compensation committee meetings or act by written consent during 2001. The compensation committee has a secondary committee to the compensation committee which consists of one person. Currently, Mr. Merrick is the sole member of the secondary committee. From January 2001 to October 2001, Mr. Soderquist was the sole member of the secondary committee and during such time, the secondary committee acted by written consent forty-three
(43) times. From October 2001 through the end of 2001, the secondary committee acted by written consent one (1) time.

     Executive Planning Committee. In January 2001 the Board formed an executive planning committee which was primarily responsible for long-term strategic planning of the company. The executive planning committee was dissolved in October 2001. The committee consisted of two directors, Mr. Baran and Dr. Spilker. The executive planning committee held thirteen (13) meetings during the fiscal year ended December 31, 2001.

DIRECTOR COMPENSATION

     Since January 1, 2001, Com21 has paid $1,000 to each director each time he or she is present and participating at a regularly scheduled meeting of the Board. Com21 also pays each director $1,000 for his or her presence and participation at each of the meetings of the audit committee, compensation committee and, from January 2001 to October 2001, the executive planning committee of the Board, provided such committee meeting does not occur on the same day as a regularly scheduled meeting of the Board. Mr. Baran did not accept such compensation for his service on the executive planning or audit committees or for his attendance at regular meetings of the Board. Under the Automatic Option Grant Program as currently in effect under Com21's 1998 Stock Incentive Plan, each individual who first joins the Board as a non-employee director will also receive, at the time of such initial election or appointment, an automatic option grant to purchase 15,000 shares of common stock, provided such person has not previously been in Com21's employ. In addition, as currently in effect, on the date of each annual stockholders meeting each individual who continues to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of common stock, provided that such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option grant will be immediately exercisable for all of the option shares. Any unvested shares purchased under the option will be subject to repurchase by Com21, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial automatic option grant will vest over a four-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each annual automatic option grant will vest over a two-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. However, the shares subject to each automatic option grant will immediately vest in full upon certain changes in control or ownership of Com21 or upon the optionee's death or disability while a Board member. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of Com21's common stock on the grant date.

     If Proposal Two is approved, each non-employee director who joins the Board on or after May 16, 2002 will receive an automatic option grant of 25,000 shares of common stock and each individual who continues to serve as a non-employee Board member will automatically be granted an option to purchase 10,000 shares of common stock and a special one-time grant of an option to purchase 10,000 shares of common stock.

     The following Board members received an option to purchase 5,000 shares of common stock at an exercise price per share of $2.00, the fair market value per share of common stock on the date of the 2001 stockholders' annual meeting, pursuant to Com21's Automatic Option Grant Program: Paul Baran, Daniel J. Pike, and James J. Spilker. Each option is immediately exercisable but any shares purchased prior to vesting in those shares are subject to repurchase by Com21 upon optionee's cessation of Board service. Each 5,000-share automatic option grant vests over a two-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Please see the description Automatic Option Grant Program in Proposal Two for additional terms and provisions applicable to the automatic option grants.

     The following Board members received an option to purchase 15,000 shares of common stock at an exercise price per share of $2.00, the fair market value per share of common stock on the date of the 2001 stockholders' annual meeting, pursuant to Com21's Automatic Option Grant Program: George Merrick, James R. Gagnard and Susan H. Nycum. Each option is immediately exercisable but any shares purchased prior to vesting in those shares are subject to repurchase by Com21 upon optionee's cessation of Board service. The shares subject to each initial 15,000-share automatic option grant vest over a four-year period in successive equal annual installments upon the individual's completion of each year of Board service as measured from the option grant date. Please see the description Automatic Option Grant Program in Proposal Two for additional terms and provisions applicable to the automatic option grants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee of Com21's Board are Mr. Gagnard and Dr. Spilker. No executive officer of Com21 serves on the Board or compensation committee of any entity which has one or more executive officers serving as a member of Com21's Board or compensation committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

              APPROVAL OF AMENDMENTS TO 1998 STOCK INCENTIVE PLAN

     Com21's stockholders are being asked to approve amendments to the Automatic Option Grant Program in effect for the non-employee Board members under Com21's 1998 Stock Incentive Plan (the "1998 Plan"). The amendments were approved by the Board on January 17, 2002, subject to stockholder approval at the Annual Meeting. The amendments will effect the following changes to the Automatic Option Grant Program: (i) increase the number of shares of common stock subject to the initial automatic option grant made to a newly appointed or elected non-employee Board member from 15,000 shares of common stock to 25,000 shares of common stock, (ii) increase the number of shares of common stock subject to the automatic option grant made annually to each continuing non-employee Board member from 5,000 shares of common stock to 10,000 shares of common stock, and
(iii) provide each continuing non-employee Board member with a special one-time stock option grant at the Annual Meeting to purchase 10,000 shares of common stock at an exercise price per share equal to the fair market value of Com21's common stock on such date. The proposed amendments to the Automatic Option Grant Program of the 1998 Plan is intended to provide a more meaningful equity incentive to attract and retain the services of highly-qualified and experienced non-employee Board members.

     The 1998 Plan was adopted by the Board in March 1998 as the successor to Com21's 1995 Stock Option/ Stock Issuance Plan (the "1995 Plan") and was subsequently approved by the stockholders in March 1998. The 1998 Plan became effective on April 1, 1998 in connection with the initial public offering of Com21's common stock. At that time all outstanding options under the 1995 Plan were transferred to the 1998 Plan, and the 1995 Plan was accordingly terminated as to all future option grants. The 1998 Plan was amended by the Board in March 1999 to increase the number of shares of common stock reserved for issuance under the plan by an additional 1,000,000 shares, and that amendment was approved by the stockholders at the 1999 annual meeting.

     The following is a summary of the principal features of the 1998 Plan, including the proposed amendments to the Automatic Option Grant Program which will become effective upon stockholder approval of this Proposal Two. However, the summary does not purport to be a complete description of all the provisions of the 1998 Plan. Any stockholder of Com21 who wishes to obtain a copy of the actual plan document may do so upon written request to Com21's Chief Financial Officer at Com21's principal executive offices in Milpitas, California.

EQUITY INCENTIVE PROGRAMS

     The 1998 Plan contains five separate equity incentive programs: (i) a discretionary option grant program; (ii) a stock issuance program; (iii) the salary investment option grant program; (iv) an Automatic Option Grant Program; and (v) the director fee option grant program. The principal features of each of these programs are described below. The compensation committee of the Board administers the provisions of the 1998 Plan (other than the automatic option grant and director fee option grant programs) with respect to all executive officers and Board members subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, the 1998 Plan may be administered either by the compensation committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the entire Board itself. Each entity, whether the compensation committee, the Secondary Committee or the Board, will be referred to in this summary as the plan administrator with respect to its particular administrative functions under the 1998 Plan, and each plan administrator will have complete discretion (subject to the provisions of the 1998 Plan) to authorize option grants and direct stock issuances under the 1998 Plan within the scope of its administrative jurisdiction. However, all grants under the automatic option grant and director fee option grant programs will be made in strict compliance with the provisions of those programs, and no administrative discretion will be exercised by any plan administrator with respect to the grants made under such programs.

SHARE RESERVE

     8,177,829 shares of common stock have been reserved for issuance over the ten (10)-year term of the 1998 Plan.

     In addition, the number of shares under the 1998 Plan will automatically increase on the first trading day of each calendar year by an amount equal to the lesser of (i) five percent (5%) of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year or (ii) 1,500,000 shares.

     To the extent any outstanding option under the 1998 Plan should terminate unexercised, the shares subject to that unexercised portion will be available for subsequent issuance under the 1998 Plan. In addition, any unvested shares issued under the 1998 Plan and subsequently repurchased by Com21 at the option exercise or direct issue price paid per share pursuant to Com21's repurchase rights under the plan will be added back to the number of shares of common stock reserved for issuance under the 1998 Plan and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances made under the 1998 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1998 Plan will not be available for subsequent issuance.

     In no event may any one participant in the 1998 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate per calendar year under the 1998 Plan. All stock options granted under the discretionary option grant program have an exercise price per share equal to the fair market value per share of Com21 common stock on the grant date.

     Com21 also maintains a 2000 Stock Option Plan pursuant to which 3,000,000 shares of common stock have been reserved for issuance to employees, non-employee members of the Board, and independent consultants of Com21. As of February 1, 2002, options for 2,161,255 shares of common stock were outstanding under the 2000 Stock Option Plan, no shares of common stock had been issued under the 2000 Stock Option Plan, and 838,745 shares of common stock remained available for future option grant. Options granted under the 2000 Stock Option Plan have terms which are substantially similar to options granted under the discretionary option grant program of the 1998 Plan, including (without limitation) the requirement that all option grants under the 2000 Stock Option Plan must have an exercise price per share equal to one hundred percent (100%) of the fair market value of Com21 common stock on the grant date.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Com21's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1998 Plan,
(ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the 1998 Plan.

ELIGIBILITY

     Employees, non-employee Board members, and independent consultants and advisors to Com21 and its subsidiaries (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant program and stock issuance program. Non-employee members of the Board will also be eligible to participate in the automatic option grant and director fee option grant programs.

     As of February 1, 2002, 5 executive officers, 5 non-employee Board members and approximately 138 other employees were eligible to participate in the 1998 Plan, and 5 non-employee Board members were also eligible to participate in the automatic option grant and director fee option grant program.

VALUATION

     The fair market value per share of common stock on any relevant date under the 1998 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On February 1, 2002, the closing selling price of Com21's common stock was $1.15 per share.

DISCRETIONARY OPTION GRANT PROGRAM

  GRANTS

     The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such grants or issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

  PRICE AND EXERCISABILITY

     The exercise price per share for options granted under the discretionary option grant program may not be less than one hundred percent (100%) of the fair market value per share of common stock on the option grant date. No option granted will have a term in excess of ten (10) years, and each option will generally vest and become exercisable in one or more installments over the optionee's period of service with Com21. The plan administrator may grant options that are exercisable for unvested shares, but any such shares will be subject to repurchase by Com21, at the exercise price paid per share, if the optionee ceases service with Com21 prior to vesting in those shares. The plan administrator may at any time cancel Com21's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

     The exercise price may be paid in cash or in shares of the common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to Com21, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the plan administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

  TERMINATION OF SERVICE

     Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the plan administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The plan administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

  STOCK APPRECIATION RIGHTS

     The plan administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the discretionary option grant program:

     Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from Com21 equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

     Limited stock appreciation rights may be provided to one or more officers of Com21 as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to Com21 upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Com21's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from Com21 in an amount per surrendered option share equal to the excess of (a) the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

CANCELLATION/REGRANT PROGRAM

     The plan administrator has the authority to effect the cancellation of outstanding options under the discretionary option grant program which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the market price of common stock at the time of the new grant.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the stock issuance program at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or past services rendered to Com21. Shares may also be issued as a bonus for past services.

     Shares of common stock issued under the stock issuance program may, in the discretion of the plan administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of service or upon attainment of specified performance objectives. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1998 Plan.

GENERAL PROVISIONS

  ACCELERATION

     In the event that Com21 is acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be (i) assumed by the successor corporation or (ii) replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the merger or asset sale on any shares for which the option is not otherwise exercisable at that time and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares, will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent Com21's repurchase rights with respect to those shares are to be assigned to the successor corporation. Options may also be granted and shares may be issued which will immediately vest in full in the event the optionee's service with Com21 or any successor entity is subsequently terminated within eighteen (18) months after the occurrence of an acquisition in which the options are assumed and the repurchase rights are assigned. The plan administrator also has the authority to grant options and issue shares which will immediately vest upon an acquisition of Com21. The plan administrator also has the discretionary authority to provide for the full and immediate vesting of all outstanding stock options and unvested shares under the discretionary option grant and stock issuance programs in connection with a change in control of Com21 (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more proxy contests for the election of Board members), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

     The acceleration of vesting upon a change in the ownership or control of Com21 may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Com21.

  FINANCIAL ASSISTANCE

     The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program. The plan administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided to any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing will be on a full-recourse, interest-bearing basis.

  SPECIAL TAX ELECTION

     The plan administrator may provide one or more holders of non-statutory options or unvested shares with the right to have Com21 withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

SALARY INVESTMENT OPTION GRANT PROGRAM

     The salary investment option grant program has not yet been implemented. However, In the event the compensation committee elects to activate the salary investment option grant program for one or more calendar years, each executive officer and other highly compensated employees of Com21 selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specific dollar amount not less than $10,000 nor more than $50,000. Each individual filing such an election will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. The option will vest and become exercisable in a series of twelve
(12) equal monthly installments over the calendar year for which the salary reduction is to be in effect.

     In the event of a change in control while the optionee remains in the employ of Com21, each outstanding option held by such employee under the salary investment option grant program will automatically vest on an accelerated basis as to all the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of common stock. The option will remain so exercisable until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three
(3)-year period measured from the optionee's cessation of service.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal Two will also constitute pre-approval of each option granted on or after the date of the 2002 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

     Option grants will be made under the Automatic Option Grant Program in accordance with the following formula provisions:

          1. Each individual who first becomes a non-employee Board member on or after the date of the 2002 Annual Meeting, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 25,000 shares of common stock, provided such individual has not previously been in Com21's employ.

          2. On the date of each annual meeting, beginning with the 2002 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, will automatically be granted a non-statutory option to purchase 10,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in Com21's employ will be eligible to receive one or more of those annual grants.

          3. Each individual serving as a continuing non-employee Board member at the time of the 2002 Annual Meeting, will also receive an additional one-time special stock option grant for an additional 10,000 shares of common stock. This option will be in addition to the normal 10,000-share annual option grant to be made to him or her at the 2002 Annual Meeting.

     Each automatic option grant will have an exercise price per share equal to 100% of the fair market value of Com21's common stock on the grant date. The option will have a maximum term of ten (10) years, subject to earlier termination following the optionee's cessation of Board service.

     Each option will be immediately exercisable for all of the option shares. However, any shares purchased under the option will be subject to repurchase by Com21, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares of common stock subject to each initial 25,000-share option grant, will vest in a series of four
(4) equal annual installments upon the optionee's completion of each successive year of Board service measured from the grant date. The shares of common stock subject to each annual 10,000-share option grant, as well as the special one-time additional 10,000-share option grant, will vest in two (2) equal annual installments upon the optionee's completion of each year of Board service over the two-year period measured from the grant date.

     Each automatic option will remain exercisable for a twelve (12)-month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the optionee is vested at the time of his or her cessation of Board service.

     The shares subject to each automatic option grant will immediately vest upon the occurrence of any of the following events during optionee's period of continued Board service: (i) the optionee's death or permanent disability, (ii) an acquisition of Com21 by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of Com21's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

     Upon the successful completion of a hostile tender offer for more than 50% of Com21's outstanding voting stock, each outstanding automatic option grant may be surrendered to Com21 for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of common stock paid in connection with such tender offer over (b) the exercise price payable for such share. Stockholder approval of this Proposal Two will constitute pre-approval of each option granted on or after the date of the 2002 Annual Meeting with such a surrender right and the subsequent surrender of that option in accordance with foregoing provisions. No additional approval of the plan administrator or the Board will be required at the time of the actual option surrender and cash distribution.

     The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized above for option grants made under the discretionary option grant program and will be incorporated into the option agreement evidencing the automatic grant.

DIRECTOR FEE OPTION GRANT PROGRAM

     The director fee option grant program has not yet been implemented. However, should the director fee option grant program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash for his or her Board service to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of common stock on the grant date. The option will vest and become exercisable for the option shares in a series of twelve (12) equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable and vested for all the option shares upon the death or disability of the optionee while serving as a Board member.

     In the event of a change in control while the optionee remains in service, each outstanding option held by such optionee under this director fee option grant program will automatically vest on an accelerated basis as to all the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of common stock. The option will remain so exercisable until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the optionee's cessation of service. Options under the director fee option grant program include limited stock appreciation rights exercisable, in the event of a hostile take-over, upon the same terms applicable to the option grants made under the Automatic Option Grant Program.

STOCK AWARDS

     The table below shows, as to each of Com21's executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and the various indicated individuals and groups, the number of shares of common stock subject to options granted under the 1998 Plan and the 2000 Plan between January 1, 2001 and March 1, 2002, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                   WEIGHTED AVERAGE
                                                               OPTIONS GRANTED      EXERCISE PRICE
NAME AND POSITION                                             (NUMBER OF SHARES)     (PER SHARE)
-----------------                                             ------------------   ----------------
George Merrick(1)...........................................        825,386             $1.02
  President, Chief Executive Officer and Director
Ralph Marimon(2)............................................        137,656             $1.30
  Chief Financial Officer, Vice President, Finance and
  Administration and Corporate Secretary
John R. Pickens.............................................         78,462             $1.03
  Vice President of Technology and Chief Technical Officer
Ehsan Rashid(3).............................................        222,346             $1.38
  Senior Vice President, Marketing and Chief Strategy
  Officer
Jeff Jarvis(4)..............................................        326,924             $3.91
  Chief Operating Officer
Craig Soderquist(5).........................................        335,000             $1.03
  Former President, Chief Executive Officer and Director
David L. Robertson(6).......................................             --                --
  Former Chief Financial Officer, Vice President, Finance
  and Administration and Corporate Secretary
William J. Gallagher(7).....................................         90,000             $5.66
  Former Vice President, Sales and Marketing
Paul Baran..................................................          5,000             $2.00
James R. Gagnard............................................         15,000             $2.00
James J. Spilker, Jr. ......................................         12,500             $1.42
Daniel J. Pike..............................................         12,500             $1.42
Susan H. Nycum..............................................         15,000             $2.00
All current executive officers as a group (5 persons).......      1,590,774             $1.69
All current non-employee directors as a group (5 persons)...         60,000             $1.76
All employees, including current officers who are not
  executive officers, as a group (138 persons)..............      4,590,814             $1.87

---------------
(1) Mr. Merrick joined Com21 as President and Chief Executive Officer in October 2001.

(2) Mr. Marimon was made Vice President, Finance and Administration and Corporate Secretary in May 2001 and Chief Financial Officer in November 2001.

(3) Mr. Rashid joined Com21 as General Manager, Network Interface Business Unit in January 2000 and was made an executive officer in April 2001.

(4) Mr. Jarvis joined Com21 as Senior Vice President, Network Systems Division in January 2001 and was made an executive officer in April 2001.

(5) Mr. Soderquist left Com21 in October 2001.

(6) Mr. Robertson resigned as Chief Financial Officer, Vice President, Finance and Administration and Corporate Secretary in May 2001 and left Com21 in December 2001.

(7) Mr. Gallagher rejoined Com21 on February 1, 2001 and left Com21 in August 2001.

     As of March 1, 2002, options covering 4,519,755 shares of common stock were outstanding under the 1998 Plan, 2,245,292 shares remained available for future option grant or direct issuance, 1,362,782 shares had been issued pursuant to the exercise of outstanding options under the 1998 Plan and 50,000 shares had been issued under the stock issuance program of the 1998 Plan.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1998 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1998 Plan at any time, and the 1998 Plan will in all events terminate on March 31, 2008.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1998 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then Com21 will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. Com21 will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Com21 in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     Com21 will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. Com21 will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

     Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     Deductibility of Executive Compensation. Com21 anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of its executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Com21 without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants under the discretionary option grant and Automatic Option Grant Program granted at fair market value will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. Option grants made under the salary investment option grant program or director fee option grant program will result in a direct charge to our reported earnings equal to the excess of the fair market value of the option shares on the grant date over the exercise price payable for those shares, and that compensation expense will have to be amortized over the twelve-month vesting schedule in effect for the option. However, we would incur that same compensation expense if, in lieu of the salary investment option grant or director fee option grant, we would pay the optionee his or her full salary or fee prior to any reduction of that salary or fee under the programs.

     Option grants made to non-employee consultants under the 1998 Plan will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, should any outstanding options under the 1998 Plan be repriced, then direct charges will have to be made to Com21's reported earnings in an amount equal to the appreciation in value of the shares of common stock subject to the repriced options which occurs between the date of the repricing and the date the repriced option is subsequently exercised or terminates unexercised.

     The number of outstanding options, whether granted with exercise prices at or below fair market value, will be a factor in determining Com21's earnings per share on a fully-diluted basis.

NEW PLAN BENEFITS

     If this Proposal Two is approved by the stockholders, then, if re-elected, each of the continuing non-employee Board members listed below will receive at the 2002 Annual Meeting both (i) an annual automatic option grant for 10,000 shares of common stock and (ii) a one-time special stock option grant for an additional 10,000 shares of common stock, each with an exercise price per share equal to the closing selling price per share of common stock on the date of the Annual Meeting. Additionally, each individual who is initially elected to the Board as a non-employee member at or following the 2002 Annual Meeting will receive an automatic option grant for 25,000 shares of common stock with an exercise price per share equal to the closing selling price per share of common stock on the date of his or her election or appointment.

                                                                NUMBER OF
CONTINUING NON-EMPLOYEE BOARD MEMBER                          OPTION SHARES
------------------------------------                          -------------
Paul Baran..................................................     20,000
Daniel J. Pike..............................................     20,000
James J. Spilker, Jr. ......................................     20,000
James R. Gagnard............................................     20,000
Susan H. Nycum..............................................     20,000

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of Com21 present or represented and entitled to vote at the 2002 Annual Meeting is required for approval of the amendments to the 1998 Plan. Should such stockholder approval not be obtained, then (i) none of the special one-time stock option grants for 10,000 shares of common stock each will be made to the continuing non-employee Board members, (ii) the size of the initial automatic option grant will not be increased from 15,000 to 25,000 shares of common stock, and (iii) the size of the annual automatic option grant will not be increased from 5,000 to 10,000 shares of common stock. The 1998 Plan will, however, continue to remain in effect, and option grants and direct stock issuances, including option grants under the Automatic Option Grant Program, will continue to be made pursuant to the provisions of the 1998 Plan in effect prior to the amendments summarized in this Proposal Two, until the available reserve of common stock has been issued pursuant to option grants and direct stock issuances made under the 1998 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1998 PLAN.

                                 PROPOSAL THREE

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board appointed Deloitte & Touche LLP, Com21's independent public auditors for the 2001 fiscal year, to serve in the same capacity for the year ending December 31, 2002. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interest of Com21 and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be at the Annual Meeting, will have the opportunity to make a statement if he or she decides to do so, and will be available to respond to appropriate questions.

FEES BILLED TO COM21 BY DELOITTE & TOUCHE LLP DURING FISCAL YEAR 2001

  AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "D&T") for professional services rendered for the audit of Com21's annual financial statements for the year ended December 31, 2001, and for the reviews of the financial statements included in Com21's quarterly reports on Form 10-Q for that fiscal year totaled $292,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Com21 did not engage D&T to provide professional services to Com21 relating to financial information systems design and implementation during fiscal year 2001.

  ALL OTHER FEES

     The aggregate fees billed by D&T during Com21's 2001 fiscal year for all other professional services rendered to Com21 were $300,000, including audit related services of approximately $120,000 and tax consulting services of $180,000. Audit related services generally include fees for consents, review of registration statements, statutory audits of subsidiaries and assistance with responses to SEC comment letters.

     In connection with the standards of independence of Com21's external auditors promulgated by the Securities and Exchange Commission, during Com21's 2002 fiscal audit year the audit committee will consider in advance of the provision of any non-audit services by Com21's independent auditors whether the provision of such services is compatible with maintaining the independence of Com21's external auditors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS COM21'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                 OTHER MATTERS

     Com21 knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                   MANAGEMENT

     The following table sets forth certain information regarding the executive officers and directors of Com21 as of February 1, 2002:

NAME                           AGE                          POSITION
----                           ---                          --------
George Merrick...............  54    President, Chief Executive Officer and Director
Paul Baran(1)................  75    Chairman of the Board
Ralph Marimon................  44    Chief Financial Officer, Vice President, Finance and
                                     Administration, and Corporate Secretary
Jeff Jarvis..................  47    Chief Operating Officer
John R. Pickens..............  55    Vice President, Technology and Chief Technical Officer
Ehsan Rashid.................  36    Senior Vice President, Marketing and Chief Strategy
                                     Officer
James R. Gagnard(2)..........  55    Director
Susan H. Nycum(1)............  66    Director
Daniel J. Pike...............  50    Director
James J. Spilker,              68    Director
  Jr.(1)(2)..................

---------------
(1) Member of audit committee.

(2) Member of compensation committee.

     George Merrick. Mr. Merrick has served as President and Chief Executive Officer of Com21 since October 2001 and has been a Director since May 2001. Before joining Com21, Mr. Merrick was the Chief Executive Officer of Advanced Rendering Technology, a computer graphics company, from September 1997 to September 2001. Prior to that, he was Vice President of Dynatech Corp., a technology holding company, and President of Visual Communications Technologies Group from September 1994 to September 1997. Mr. Merrick also served in several executive capacities with Ampex Corporation, a data and video recording and processing company, starting in 1978 as a General Manager for Ampex Switcher Co, a startup acquired by Ampex Corporation. From 1987 to 1990 he served as Vice President of Ampex Corporation, and President of its Video Systems Subsidiary. From 1990 to 1994 he served as Ampex's Executive Vice President and spokesman on HDTV. Additionally, from 1989 to 1990, he served as President of Ampex Corporation's Recording Systems Subsidiary. Mr. Merrick has also served on the board of the Montreux Television Symposium and MIT's Center for Advanced Television Studies. Mr. Merrick received a B.S. in Marketing and Finance from San Jose State University.

     Paul Baran. Mr. Baran has been the Chairman of the Board since Com21's inception in June 1992 and is presently retired. Mr. Baran has received several awards including the Franklin Institute's Bower Prize for Science (2001) for his invention of packet switching. Other awards include the Institute of Electronics and Electrical Engineering, Inc. ("IEEE") Internet Award (2000), the Business Journal Entrepreneurial Award in Technology (1999), the Marconi International Fellowship Award (1991), the IEEE Alexander Graham Bell Medal (1990), the ACM SIG/Communications Award (1989) and the IEEE Communications Society Edwin Armstrong Award (1987). He co-founded seven companies, of which five went public. He holds 30 U.S. patents and is a Life Fellow of the IEEE, a Fellow of the AAAS and a member of the U.S. National Academy of Engineers. Mr. Baran received a M.S. in Computers from the University of California, Los Angeles, a B.S. in Electrical Engineering, a Dr.Sci. in Engineering (Hon.) from Drexel University and a Ph.D. in Policy Analysis (Hon.) from the RAND Graduate School.

     Ralph Marimon. Mr. Marimon has been Chief Financial Officer of Com21 since November 2001 and Vice President, Finance and Administration and Corporate Secretary since May 2001, previously serving as Vice President and Corporate Controller since August 2000. Mr. Marimon joined Com21 in June 1999 as Corporate Controller. Prior to joining Com21, Mr. Marimon spent eleven years with KLA-Tencor Corporation, a semiconductor equipment company, serving in various controller and accounting roles including Group Controller, Wafer Inspection Group from January 1998 to June 1999 and Senior Controller, Wizard/

SemSpec/VIPER Product Divisions from June 1996 to January 1998. He also held financial positions with Ungermann Bass Corp., Finnigan Corp., and National Semiconductor Corp. Mr. Marimon received a B.A. in Economics from the University of California, Los Angeles and a Masters of Management in Finance and Accounting from the J.L. Kellogg Graduate School of Management at Northwestern University.

     Jeff Jarvis. Mr. Jarvis has been Chief Operating Officer since November 2001, previously serving as Senior Vice President, Network Systems Division since January 2001. Prior to joining Com21, Mr. Jarvis was Vice President, Operations at NetSchools Corporation, an educational technology software and services company, from December 1998 to January 2001. He was also Vice President and General Manager, Customer Services at MOSAIX, Inc., a telecommunications company, from August 1992 until November 1998. Mr. Jarvis has a B.S. in Engineering Technology from the University of Southern Florida and a M.B.A. from the University of Washington.

     John R. Pickens. Dr. Pickens has been Vice President, Technology and Chief Technical Officer since May 1999, previously serving as Director of Technology Development at Com21 since November 1996. Prior to joining Com21, Dr. Pickens was Chief Technology Officer for SBE Network Systems where he was responsible for product development and management of SBE's technology programs. Prior to his work at SBE, Dr. Pickens was an entrepreneur residence at the Mayfield Fund and held Director level engineering and architecture management positions at 3Com Corporation. He received a B.S. in Electrical Engineering and a Ph.D. in Electrical Engineering and Computer Science from the University of California, Santa Barbara.

     Ehsan Rashid. Mr. Rashid has held the position of Senior Vice President, Marketing and Chief Strategy Officer since December 2001, previously holding the position of Senior Vice President and General Manager, Access Product Division from December 2000 to December 2001. Prior to that, Mr. Rashid was responsible for the Access Business Unit as Vice President and General Manager from July 2000 to December 2000. Mr. Rashid joined Com21 in January of 2000, as the General Manager of the Network Interface Business Unit, which was eventually merged into the Access Business Unit in July 2000. Prior to joining Com21, Mr. Rashid served as Senior Director, Engineering, Systems Applications and Alliances from December 1997 to January 2000 at VLSI Technology, Inc., a provider of application specific and standard product integrated circuits, now a division of Philips Semiconductors. He was also the Director of Engineering at Hitachi Micro Systems, Inc., a maker of microprocessors for embedded applications, from April 1995 to December 1997. Prior to that Mr. Rashid spent over 8 years at Hewlett-Packard Company in various technical and management roles related to HP's microprocessor and computer systems businesses. He holds a B.S. in Electrical Engineering from University of California, Berkeley.

     James R. Gagnard. Mr. Gagnard has been a Director of Com21 since May 2001. Mr. Gagnard has been President and Chief Executive Officer of Questra Corporation, an enterprise software company, since September 2001. Previously, Mr. Gagnard was President and Chief Executive Officer of ELetter, Inc., an Internet based company providing direct marketing services to small businesses, from September 2000 to June 2001. From September 1999 to September 2000 and from June 2001 to September 2001, he was a private consultant. Mr. Gagnard also served as President and Chief Executive Officer at Diffusion, Inc., a private Internet based application provider, from September 1996 to September 1999 and Trinzic Corporation, a public software and services company, from January 1990 to August 1995. At Pansophic Systems, Inc., Mr. Gagnard served as Senior Vice President and General Manager from 1987 to 1990; Vice President, International Operations from 1985 to 1987 and Vice President, European Operations from 1982 to 1985. Mr. Gagnard received a B.S.E.E. from Illinois Institute of Technology.

     Susan H. Nycum. Ms. Nycum has been a Director of Com21 since May 2001. Ms. Nycum has been a Partner at the law firm of Baker & McKenzie since 1987 where she is a member of the Intellectual Property/ Information Technology/E-Commerce Practice Group. Ms. Nycum has been Chairman of the American Bar Association Section of Science and Technology, President of the Computer Law Association, and Chair of the International Bar Association's Committees on Software Protection and Computer Abuse. She served twice as an ABA appointed member of the National Conference of Lawyers and Scientists from 1978 to 1984 and from 1991 to 1994. She is the only lawyer to be elected a Fellow of the Association for Computing Machinery. Ms. Nycum is also a member of the American Arbitration Association Large Complex Case Panel, both arbitration and mediation, a fellow of the American Bar Foundation and a fellow of the American Bar Association College of Law Practice Management. She also serves as governor of the International Council for Computer Communication. Ms. Nycum received an A.B. from Ohio Wesleyan University and a J.D. from Duquesne University Law School.

     Daniel J. Pike. Mr. Pike has been a Director of Com21 since March 2000. Mr. Pike has been Chief Technology Officer at Classic Communications, Inc., since November 2000 and a senior advisor to @Security Broadband Corp., a private broadband start-up since September 2000. Prior to that he served as a Senior Vice President of Science and Technology at Prime Cable from 1982 to September 2000. Mr. Pike was the recipient of the 1994 Communications Technology Service in Technology Award and received the NCTA Vanguard Award for Science and Technology in 1991. He is a Senior Member of the IEEE and SCTE while holding membership on the CableLabs Board of Directors, NCTA Engineering Committee, Cable Television Pioneers, Society of Motion Picture and Television Engineers and the Advisory Board of Communications Technology. Mr. Pike received a B.S. and a M.S. from Oklahoma State University.

     James J. Spilker, Jr. Dr. Spilker, has been a Director of Com21 since February 2000. Dr. Spilker has been Chairman of the Board of Rosum Corporation, a private telecommunications company, since January 2001. Since June 2000, he has served as Professor, Consultant, Department of Electrical Engineering, Network Research Center and Center for International Security and Cooperation at Stanford University. Dr. Spilker is a co-founder of Stanford Telecommunications, Inc., where he was Chairman of the Board from 1973 until December 1999 when he sold the company. From December 1999 to June 2000, he was a private consultant. He also served as President and Chief Executive Officer of Stanford Telecommunications, Inc., from August 1981 to June 1995. Dr. Spilker received a B.S., M.S. and Ph.D. in Electrical Engineering from Stanford University.

     Com21 has authorized seven directors. The Board currently consists of six directors. Each director is elected for a period of one year at Com21's annual meeting of stockholders and serves until the next annual meeting or until his successor is duly elected and qualified. The executive officers serve at the discretion of the Board. There are no family relationships among any of Com21's directors or executive officers.

COMMITTEES OF THE BOARD

     Compensation Committee. The compensation committee is primarily responsible for reviewing and approving Com21's general compensation policies and setting compensation levels for Com21's executive officers. The committee also administers Com21's incentive compensation plans. The compensation committee consists of two directors, Mr. Gagnard and Dr. Spilker.

     Audit Committee. The audit committee is primarily responsible for approving the services performed by Com21's independent auditors and reviewing and evaluating Com21's accounting practices and systems of internal accounting controls. The committee currently consists of three directors, Mr. Baran, Ms. Nycum and Dr. Spilker. The Board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The committee consists of two directors, Mr. Gagnard and Dr. Spilker. No executive officer of Com21 serves on the Board or compensation committee of any entity which has one or more executive officers serving as a member of Com21's Board or compensation committee.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of (i) Com21's Chief Executive Officer and former Chief Executive Officer, (ii) each of the four (4) other most highly compensated executive officers of Com21 who were serving as executive officers of Com21 during fiscal year 2001 (the "Last Fiscal Year") and whose total annual salary and bonus during such fiscal year exceeded $100,000, and (iii) two (2) additional executive officers for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of the Last Fiscal Year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                   -------------
                                                                    SECURITIES
                                      ANNUAL COMPENSATION           UNDERLYING
                                  ----------------------------        OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY       BONUS       GRANTED(#)(1)   COMPENSATION($)
---------------------------       ----   --------     --------     -------------   ---------------
George Merrick(2)...............  2001   $ 51,925(2)        --        800,000               --
  President and Chief Executive   2000         --           --             --               --
  Officer                         1999         --           --             --               --
Ralph Marimon(3)................  2001   $159,705     $  2,000        122,000               --
  Chief Financial Officer, Vice   2000   $136,000     $ 35,000         27,000               --
  President, Finance and          1999   $ 69,000     $  5,000         18,000               --
  Administration and Corporate
  Secretary
Jeff Jarvis(4)..................  2001   $188,478     $ 40,000        310,000               --
  Chief Operating Officer         2000         --           --             --               --
                                  1999         --           --             --               --
John R. Pickens(5)..............  2001   $201,033           --         70,000               --
  Vice President, Technology      2000   $156,000     $ 55,000(6)     130,000               --
  and Chief Technical Officer     1999   $152,610           --         43,000               --
Ehsan Rashid(7).................  2001   $203,846           --        205,000               --
  Senior Vice President,          2000   $140,957     $ 30,752         95,000               --
  Marketing
  and Chief Strategy Officer      1999         --           --             --               --
Craig Soderquist(8).............  2001   $258,473     $ 25,000        335,000          $64,437(8)
  Former President and Chief      2000   $140,780     $ 50,000        365,000               --
  Executive Officer               1999         --           --             --               --
David L. Robertson(9)...........  2001   $249,809     $ 30,000(9)          --          $31,276(9)
  Former Chief Financial          2000   $195,314     $ 62,000(6)      65,000               --
  Officer,
  Vice President, Finance and     1999   $170,940           --         50,000               --
  Administration and Corporate
  Secretary
William J. Gallagher(10)........  2001   $109,240     $ 14,717         90,000          $ 5,380(10)
  Former Vice President, Sales    2000   $ 84,736     $144,509          7,500               --
  and
  Marketing                       1999   $157,006     $224,673         50,000               --

---------------

 (1) All options were granted under Com21's 1998 Stock Incentive Plan or 2000 Stock Option Plan. See "-- Option Grants in Last Fiscal Year" for a description of these options.

 (2) Mr. Merrick joined Com21 as President and Chief Executive Officer in October 2001. His annualized salary for 2001 was $300,014.

 (3) Mr. Marimon has been employed by Com21 since June 1999 and was appointed Vice President, Finance and Administration and Corporate Secretary in May 2001. Mr. Marimon was subsequently appointed Chief Financial Officer in November 2001.

 (4) Mr. Jarvis joined Com21 in January 2001 as Senior Vice President, Network Systems Division and was appointed an executive officer in April 2001.

 (5) Dr. Pickens has been employed by Com21 since November 1996. Dr. Pickens was appointed Vice President, Technology and Chief Technical Officer in May 1999.

 (6) The bonuses paid to Messrs. Robertson and Pickens in 2000 were earned for their performance in 1999.

 (7) Mr. Rashid joined Com21 in January 2000 as General Manager, Network Interface Business Unit and was appointed an executive officer in April 2001.

 (8) Mr. Soderquist joined Com21 as Vice President of Business Units in May 2000. His annualized salary for 2001 was $300,014. Mr. Soderquist left Com21 in October 2001. The bonuses Mr. Soderquist received in 2000 and 2001 were, collectively, a sign-on bonus. Mr. Soderquist received a total of $89,438 in connection with his termination of employment. Of this $14,435 was for unused vacation, personal and sick time pay and $75,003 was severance pay. Of the severance pay, $50,002 was paid to Mr. Soderquist in 2001 and the remaining amount was paid in 2002.

 (9) Mr. Robertson resigned from his position as Chief Financial Officer, Vice President, Finance and Administration and Corporate Secretary in May 2001 and terminated his employment with Com21 in December 2001. Mr. Robertson's bonus for 2001 was a retention bonus. Mr. Robertson received $31,276 for unused vacation, personal and sick time pay. His annual salary for 2001, includes compensation from May 2001 to December 2001, as a non-executive employee of Com21.

(10) Mr. Gallagher left Com21 in June 2000, rejoined Com21 in February 2001, and subsequently left Com21 in August 2001. His annualized salary for 2000 and 2001 was $160,000 and $200,018, respectively. Mr. Gallagher's bonuses for 1999, 2000 and 2001 consisted entirely of commissions. Mr. Gallagher also received $5,380 for unused vacation, personal and sick time pay in 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                         NUMBER OF     PERCENT OF TOTAL                                    ANNUAL RATES OF STOCK
                        SECURITIES     OPTIONS GRANTED                                    PRICE APPRECIATION FOR
                        UNDERLYING     TO EMPLOYEES IN                                       OPTION TERM($)(4)
                          OPTIONS        FISCAL YEAR       EXERCISE                       -----------------------
NAME                   GRANTED(#)(1)        (%)(2)        PRICE($)(3)   EXPIRATION DATE      5%           10%
----                   -------------   ----------------   -----------   ---------------   ---------   -----------
George Merrick.......      15,000            0.28            2.000        05/17/2011        18,867        47,812
                          300,000            5.58            1.000        10/21/2011       188,668       478,123
                          400,000            7.44            1.000        10/21/2011       251,558       637,497
                           85,000            1.58            1.000        10/21/2011        53,456       135,468
Ralph Marimon........       2,000            0.04            4.188        02/12/2011         5,268        13,349
                           10,000            0.19            4.188        02/12/2011        26,338        66,746
                           20,000            0.37            1.030        07/30/2011        12,955        32,831
                           30,000            0.56            1.030        07/30/2011        19,433        49,247
                           30,000            0.56            1.030        07/30/2011        19,433        49,247
                           30,000            0.56            1.030        07/30/2011        19,433        49,247
Jeff Jarvis..........     150,000            2.79            7.313        01/16/2011       689,866     1,748,256
                           30,000            0.56            1.030        07/30/2011        19,433        49,247
                           30,000            0.56            1.030        07/30/2011        19,433        49,247
                           50,000            0.93            1.030        07/30/2011        32,388        82,078
                           50,000            0.93            1.030        07/30/2011        32,388        82,078
John R. Pickens......      10,000            0.19            1.030        07/30/2011         6,478        16,416
                           20,000            0.37            1.030        07/30/2011        12,955        32,831
                           20,000            0.37            1.030        07/30/2011        12,955        32,831
                           20,000            0.37            1.030        07/30/2011        12,955        32,831
Ehsan Rashid.........      25,000            0.47            4.188        02/12/2011        65,845       166,865
                           30,000            0.56            1.030        07/30/2011        19,433        49,247
                           50,000            0.93            1.030        07/30/2011        32,388        82,078
                           50,000            0.93            1.030        07/30/2011        32,388        82,078
                           50,000            0.93            1.030        07/30/2011        32,388        82,078
Craig Soderquist.....      60,000            1.12            1.030        01/31/2002            --            --
                           75,000            1.40            1.030        01/31/2002            --            --
                          100,000            1.86            1.030        01/31/2002            --            --
                          100,000            1.86            1.030        01/31/2002            --            --
David L. Robertson...          --              --               --                --            --            --
William J.
  Gallagher..........      90,000            1.67            5.656        11/17/2001        25,452        50,904

---------------
(1) The options granted to the Named Executive Officers in the Last Fiscal Year vest as follows:

     Mr. Merrick's Grants:

     - The 15,000-share option grant to Mr. Merrick on May 17, 2001, was granted under the Automatic Option Grant Program under the 1998 Stock Incentive Plan pursuant to Mr. Merrick's election to the Board and vests for twenty-five percent (25%) of the option shares annually over a four year period upon optionee's completion of each successive year of Board service measured from the grant date. This option is immediately exercisable but subject to repurchase by Com21, at the exercise price paid per share upon Mr. Merrick's cessation of service on the Board prior to vesting in such shares.

     - Mr. Merrick's 300,000-share option grant which was granted on October 22, 2001, under the 2000 Stock Option Plan, vested for one-third of the option shares on January 1, 2002, one-third of the option shares on April 1, 2002, and the final one-third will vest on July 1, 2002.

     - Mr. Merrick's 400,000-share option grant which was granted on October 22, 2001, under the 1998 Stock Incentive Plan, vests as follows: twenty-five percent (25%) of the option shares vest upon optionee's completion of one year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     - Mr. Merrick's 85,000-share option grant which was granted on October 22, 2001, under the 1998 Stock Incentive Plan will vest in full on October 1, 2002.

     Mr. Marimon's Grants:

     - Mr. Marimon's 2,000-share option grant which was granted on February 12, 2001, under the 1998 Stock Incentive Plan, vests as follows: twenty-five percent (25%) of the option shares vest in four annual installments upon optionee's completion of each year of service.

     - Mr. Marimon's 10,000-share option grant which was granted on February 12, 2001, under the 1998 Stock Incentive Plan, vests as follows: twenty-five percent (25%) of the option shares vest upon optionee's completion of one year of service from the date of grant and the balance of the option shares will vest in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     - Mr. Marimon's 20,000-share option grant which was granted on July 30, 2001, under the 2000 Stock Option Plan vested for one hundred percent (100%) of the option shares on September 30, 2001.

     - Mr. Marimon's first 30,000-share option grant was granted on July 30, 2001, under the 2000 Stock Option Plan and vested for one hundred percent (100%) of the option shares on December 31, 2001.

     - Mr. Marimon's second 30,000-share option grant was granted on July 30, 2001, under the 2000 Stock Option Plan and will vest for one-hundred percent (100%) of the option shares on June 30, 2002.

     - Mr. Marimon's third 30,000-share option grant was granted on July 30, 2001, under the 2000 Stock Option Plan and vests as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     Mr. Jarvis' Grants:

     - Mr. Jarvis' 150,000-share option grant was granted on January 16, 2001, under the 1998 Stock Incentive Plan, and vests as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     - Mr. Jarvis' first 30,000-share option grant which was granted on July 30, 2001, under the 1998 Stock Incentive Plan vested for one hundred percent (100%) of the option shares on September 30, 2001.

     - Mr. Jarvis' second 30,000-share option grant was granted on July 30, 2001, under the 1998 Stock Incentive Plan and vested for one hundred percent (100%) of the option shares on December 31, 2001.

     - Mr. Jarvis' first 50,000-share option grant was granted on July 30, 2001, under the 1998 Stock Incentive Plan and vests for one-hundred percent (100%) of the option shares on June 30, 2002.

     - Mr. Jarvis' second 50,000 share option grant was granted on July 30, 2001, under the 1998 Stock Incentive Plan and vests as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     Dr. Pickens' Grants:

     - Dr. Pickens' 10,000-share option grant which was granted on July 30, 2001, under the 2000 Stock Option Plan vested for one hundred percent (100%) of the option shares on September 30, 2001.

     - Dr. Pickens' first 20,000-share option grant which was granted on July 30, 2001, under the 2000 Stock Option Plan, vested for one hundred percent (100%) of the option shares on December 31, 2001.

     - Dr. Pickens' second 20,000-share option grant which was granted on July 30, 2001, under the 2000 Stock Option Plan, vests for one-hundred percent (100%) of the option shares on June 30, 2002.

     - Dr. Pickens' third 20,000-share option grant was granted on July 30, 2001 under the 2000 Stock Option Plan and vests as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     Mr. Rashid's Grants:

     - Mr. Rashid's 25,000-share option grant which was granted on February 12, 2001, under the 1998 Stock Incentive Plan, vests as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one year of service from the date of grant and the balance of the option shares will vest in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     - Mr. Rashid's 30,000-share option grant which was granted on July 30, 2001, under the 2000 Stock Option Plan, vested for one hundred percent (100%) of the option shares on September 30, 2001.

     - Mr. Rashid's first 50,000-share option grant was granted on July 30, 2001, under the 2000 Stock Option Plan and vested for one hundred percent (100%) of the option shares on December 31, 2001.

     - Mr. Rashid's second 50,000-share option grant was granted on July 30, 2001, under the 2000 Stock Option Plan and will vest for one-hundred percent (100%) of the option shares on June 30, 2002.

     - Mr. Rashid's third 50,000-share option grant was granted on July 30, 2001, under the 2000 Stock Option Plan and vests as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     Mr. Soderquist's Grants:

     - Mr. Soderquist's 60,000-share option grant which was granted on July 30, 2001, under the 1998 Stock Incentive Plan vested for one hundred percent (100%) of the option shares on September 30, 2001.

     - Mr. Soderquist's 75,000-share option grant was granted on July 30, 2001, under the 1998 Stock Incentive Plan and would have vested for one hundred percent (100%) of the option shares on December 31, 2001.

     - Mr. Soderquist's first 100,000-share option grant was granted on July 30, 2001, under the 1998 Stock Incentive Plan and would have vested for one-hundred percent (100%) of the option shares on June 30, 2002.

     - Mr. Soderquist's second 100,000-share option grant was granted on July 30, 2001, under the 1998 Stock Incentive Plan and would have vested as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter.

     Mr. Soderquist terminated his employment with Com21 in October 2001. Upon his termination, Com21 accelerated the vesting of an additional 97,811 shares of common stock pursuant to the above option grants as of his termination date and extended the exercise period for such option grants from January 22, 2002 to January 31, 2002.

     Mr. Gallagher's Grant:

     Mr. Gallagher's 90,000-share option grant which was granted on February 1, 2001 under the 1998 Stock Incentive Plan would have vested as follows: twenty-five percent (25%) of the option shares upon optionee's completion of one (1) year of service measured from the date of grant and the balance of the option shares in thirty-six (36) successive equal monthly installments upon optionee's completion of each additional month of service over the thirty-six (36) month period thereafter. Mr. Gallagher terminated his employment with Com21 in August 2001 prior to any vesting of the option grant.

     Each of the option grants in this footnote one will immediately become exercisable for an additional number of shares in the event the company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of Com21. In addition, certain option grants contain a provision which provides for the automatic acceleration of outstanding options upon the involuntary termination of the optionee's service with Com21 within eighteen (18) months following a change in control. Each option described in this footnote one has a maximum term of ten (10) years subject to earlier termination in the event of the optionee's cessation of service with Com21.

(2) Based on an aggregate of 5,373,638 options granted to employees, consultants and directors, including the Named Executive Officers of Com21 during the fiscal year ended December 31, 2001. This aggregate number does not include one issuance of 50,000 shares issued pursuant to the Stock Issuance Program of the 1998 Plan.

(3) The exercise price per share of each option grant was equal to the fair market value of the common stock on the date of grant as determined by the price at the close of market as reported by Nasdaq. Under both the 1998 Plan and the 2000 Plan, the exercise price can be paid by means of a promissory note payable to Com21, but only to the extent authorized by the plan administrator.

(4) The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. It is calculated assuming that the fair market value of Com21's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price unless the Named Executive Officer terminated employment with Com21 during the fiscal year. There can be no assurance provided to any executive officer or other holder of Com21's common stock that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Executive Officers with an exercise price equal to the fair market value of the option shares on the grant date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND LAST FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning option exercises and option holdings for the Last Fiscal Year with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 2001.

                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                               SHARES                              AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)(5)
                            ACQUIRED ON         VALUE        ---------------------------------   ---------------------------
NAME                       EXERCISE(#)(1)   REALIZED($)(2)   EXERCISABLE(3)   UNEXERCISABLE(4)   EXERCISABLE   UNEXERCISABLE
----                       --------------   --------------   --------------   ----------------   -----------   -------------
George Merrick...........          --               --           15,000           785,000               --       $290,450
Ralph Marimon............          --               --           70,913            96,087          $17,000       $ 20,400
Jeff Jarvis..............          --               --           60,000           250,000          $20,400       $ 34,000
John R. Pickens..........          --               --          139,821           139,604          $18,650       $ 13,600
Ehsan Rashid.............          --               --          130,728           169,272          $27,200       $ 34,000
Craig Soderquist.........      65,000          $27,450          200,309                --          $23,800             --
David L. Robertson.......          --               --           91,020                --          $ 8,550             --
William J. Gallagher.....          --               --               --                --               --             --

---------------
(1) As of December 31, 2001, Mr. Soderquist was vested in all of the options exercised.

(2) Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(3) Each of the options was granted under Com21's 1995 Stock Option Plan which was incorporated into Com21's 1998 Stock Incentive Plan, under the Com21 1998 Stock Incentive Plan or under the Com21 2000 Stock Option Plan. Each of the options granted under the Com21 1995 Stock Option Plan is immediately exercisable, but all shares purchased under the options are subject to vesting requirements and may be repurchased by Com21 at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. For those options granted under the Com21 1995 Stock Option Plan, the repurchase right lapses with respect to 25% of the option shares upon completion of one year of service from the vesting commencement date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. Options granted under all of the plans have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Com21.

    Mr. Merrick's 15,000-share option grant which was granted on May 17, 2001, under the Automatic Grant Program of the 1998 Stock Incentive Plan in connection with his election to the Board, is immediately exercisable and subject to repurchase at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares.

    Mr. Marimon was vested in all 70,913 shares of the outstanding exercisable options, Mr. Jarvis was vested in all 60,000 shares of his outstanding exercisable options, Dr. Pickens was vested in all 139,821 shares of his outstanding exercisable options, Mr. Rashid was vested in all 130,728 shares of his outstanding exercisable options, and Mr. Robertson was vested in all 91,020 shares of his outstanding exercisable options.

    Mr. Soderquist terminated his employment with Com21 on October 22, 2001. Upon his termination, Com21 accelerated the vesting of an additional 97,811 options as of the termination date and extended the exercise period from January 22, 2002 to January 31, 2002. As of December 31, 2001, Mr. Soderquist was vested in 200,309 of his outstanding options.

(4) Please refer to footnote (1) under Option Grants in Last Fiscal Year for vesting schedules and origin of grants.

(5) Based on $1.37 per share, the fair market value of the common stock on December 31, 2001, less the exercise price payable for those shares.

EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL PROVISIONS

     Each of the option grants will immediately become exercisable for an additional number of shares in the event Com21 is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of Com21. In addition, certain option grants contain a provision which provides for the automatic acceleration of outstanding options upon the involuntary termination of the optionee's service with Com21 within eighteen (18) months following a change in control.

     Mr. Jarvis has an employment arrangement with Com21 whereby if a change in control occurs on or before June 30, 2002, Mr. Jarvis will receive six months salary if such change in control results in the elimination of his position or termination.

     Com21 does not have any existing employment agreements with any other executive officer named in the Summary Compensation Table.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to Com21 with respect to the beneficial ownership of Com21's common stock as of March 1, 2002, except as noted in the footnotes below by (i) all persons who are beneficial owners of five percent (5%) or more of Com21's common stock; (ii) each director;
(iii) Com21's Named Executive Officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(2)
                                                              -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        NUMBER     PERCENT
---------------------------------------                       ---------   -------
George Merrick(3)...........................................    240,000       *
Paul Baran(4)...............................................    474,045     1.7%
Ralph Marimon(5)............................................     82,617       *
Jeff Jarvis(6)..............................................    111,874       *
John R. Pickens(7)..........................................    159,727       *
Ehsan Rashid(8).............................................    149,595       *
Craig Soderquist............................................        400       *
David L. Robertson(9).......................................    131,794       *
William J. Gallagher........................................     61,735       *
James R. Gagnard(10)........................................     15,000       *
Susan H. Nycum(10)..........................................     15,000       *
Daniel J. Pike(11)..........................................     33,500       *
James J. Spilker, Jr.(12)...................................     45,500       *
Fletcher International Ltd. ................................  2,450,000     8.7%
  c/o Fletcher Asset Management
  22 East 67th Street
  New York, NY 10021
All directors and officers as a group (10 persons)(13)......  1,326,858     4.7%

---------------

  *  Less than one percent.

 (1) Except as otherwise noted above, the address of each person listed on the table is c/o Com21, Inc., 750 Tasman Drive, Milpitas, California 95035.

 (2) Number of shares beneficially owned and the percentage of shares beneficially owned are based on 28,189,126 shares outstanding as of March 1, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 1, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (3) Includes 215,000 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which 15,000 shares of common stock are subject to Com21's right of repurchase.

 (4) Includes 459,045 shares held in the name of the Paul and Evelyn Baran Trust Agreement dated May 23, 1984. Also, includes 15,000 shares of immediately exercisable options, of which 7,500 shares of common stock are subject to Com21's right of repurchase.

 (5) Includes 78,454 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which no shares of common stock are subject to Com21's right of repurchase.

 (6) Includes 106,874 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which no shares of common stock are subject to Com21's right of repurchase.

 (7) Includes 153,834 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which no shares of common stock are subject to Com21's right of repurchase.

 (8) Includes 145,936 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which no shares of common stock are subject to Com21's right of repurchase.

 (9) Includes 91,020 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which no shares of common stock are subject to Com21's right of repurchase. Mr. Robertson's right to exercise his options expired on March 31, 2002.

(10) Represents 15,000 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which all shares of common stock are subject to Com21's right of repurchase.

(11) Includes 32,500 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which 20,000 shares of common stock are subject to Com21's right of repurchase.

(12) Includes 42,500 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which 20,000 shares of common stock are subject to Com21's right of repurchase. Also includes 3,000 shares of common stock owned by Dr. Spilker's wife.

(13) Includes 820,098 shares of common stock subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2002, of which 92,500 are subject to Com21's right of repurchase.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the compensation committee to review and determine the salaries and bonuses of executive officers of Com21, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the sole and exclusive authority to make discretionary option grants to Com21's executive officers under Com21's 1998 Stock Incentive Plan and Com21's 2000 Stock Option Plan.

     The compensation committee believes that the compensation programs for Com21's executive officers should reflect Com21's performance and the value created for Com21's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of Com21 and should reward individual contribution to Com21's success. Com21 is engaged in a very competitive industry, and Com21's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The compensation committee's policy is to provide Com21's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of Com21 and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to Com21's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and Com21's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon Com21's financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2001 fiscal year are described below. However, the compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. In setting base salaries, the compensation committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee. Each executive officer's base salary is adjusted each year on the basis of (i) the compensation committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Com21's performance and profitability may also be a factor in determining the base salaries of executive officers.

     Annual Incentive Compensation. The annual incentive bonus for the Chief Executive Officer is based on a percentage of his base pay and is tied to reflect the actual financial performance of Com21 in comparison to Com21's business plan. The other executive officers of Com21 are also eligible for annual incentive bonuses equal to a percentage of base salary on the basis of Com21's performance. No cash bonuses were paid to any of the executive officers for performance in fiscal year 2001.

     Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of Com21's stockholders and provide each individual with a significant incentive to manage Com21 from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Com21's common stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over the executive officer's continued employment with Com21. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by Com21 during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with Com21, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the compensation committee does not adhere to any specific guidelines as to the relative option holdings of Com21's executive officers.

     CEO Compensation. In setting the total compensation payable to Com21's Chief Executive Officer for the 2001 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Com21's performance and stock price appreciation.

     The compensation committee did not adjust the Chief Executive Officer's base salary for the 2001 fiscal year. With respect to the Chief Executive Officer's base salary, it is the compensation committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Com21's performance factors. For the 2001 fiscal year, the Chief Executive Officer's base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies.

     The remaining components of the Chief Executive Officer's 2001 fiscal year compensation, however, primarily depended on corporate performance. The Chief Executive Officer was eligible for a cash bonus for the 2001 fiscal year based on business plan objectives. No bonus was paid to the Chief Executive Officer for fiscal year 2001. The compensation committee awarded a stock option grant to the Chief Executive Officer in fiscal 2001 in order to provide him with an equity incentive to the financial success of Com21. The option will have value for the Chief Executive Officer only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to Com21's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to Com21's executive officers for fiscal 2002 will exceed that limit. Com21's 1998 Stock Incentive Plan and the 2000 Stock Option Plan have been structured so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of Com21's executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Com21's executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Com21's performance and the interests of Com21's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          Submitted by the compensation
                                          committee of
                                          Com21's Board:

                                          James R. Gagnard
                                          James J. Spilker, Jr.

                             AUDIT COMMITTEE REPORT

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Com21 specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

     The following is the report of the audit committee with respect to Com21's audited financial statements for the fiscal year ended December 31, 2001, included in Com21's Annual Report on Form 10-K for that year.

     During the fiscal year, the audit committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, the corporate controller and independent auditors prior to public release.

     The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001, with management of Com21 and Deloitte & Touche LLP, the company's independent auditors.

     The audit committee has discussed with Com21's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of Com21's financial statements.

     The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from Com21.

     Based on the review and discussions referred to above in this report, the audit committee recommended to Com21's Board of Directors that the audited financial statements be included in Com21's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. Based on the audit committee's recommendation, the Board has also selected Deloitte & Touche LLP as Com21's auditors for the fiscal year ended December 31, 2002.

                                          Submitted by the audit committee of
                                          Com21's Board:

                                          Paul Baran
                                          Susan H. Nycum
                                          James J. Spilker, Jr.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total stockholder returns for Com21, the Standard and Poor's 500 Index and the Nasdaq Telecommunications Index.

                              (PERFORMANCE GRAPH)

                                                          COM21                      S&P 500                   PEER GROUP
                                                          -----                      -------                   ----------
5/21/98                                                    100                         100                         100
6/30/98                                                    177                         102                         108
9/30/98                                                    149                          92                          96
12/31/98                                                   175                         111                         133
3/31/99                                                    219                         117                         167
6/30/99                                                    142                         125                         177
9/30/99                                                    108                         117                         162
12/31/99                                                   187                         135                         237
3/31/00                                                    392                         138                         252
6/30/00                                                    208                         134                         199
9/30/00                                                    113                         134                         159
12/31/00                                                    39                         123                         101
3/31/01                                                     17                         108                          89
6/30/01                                                     15                         115                          84
9/30/01                                                      4                          98                          61
12/31/01                                                    11                         108                          68

(1) The graph covers the period from May 21, 1998, the commencement date of Com21's initial public offering of shares of its common stock to December 31, 2001.

(2) The graph assumes that on May 21, 1998, $100 was invested in Com21's common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on Com21's common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of Com21's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by Com21 under those statutes, the preceding Stock Performance Graph, the Audit Committee Report and the Compensation Committee Report shall not be incorporated by reference into any such prior filings, and such graph or reports shall not be incorporated by reference into any future filings made by Com21 under those statutes.

                              CERTAIN TRANSACTIONS

     For the year ended December 31, 2001, total revenues included sales to Charter Communications, Inc. of $543,000 (with related cost of revenues of $498,000) that Jerald Kent, a former member of Com21's Board of Directors is an executive officer of, and sales to Pacific Satellite, Inc. of $42,000 (with related cost of revenues of $58,000) that Com21 has an equity investment in during 2001. As of December 31, 2001, accounts receivable included amounts from these customers of $187,000 and $63,000, respectively.

     In addition to the indemnification provisions contained in Com21's Amended and Restated Certificate of Incorporation and Bylaws, Com21 has entered into separate indemnification agreements with Messrs. Baran, Gallagher and Robertson. Com21 also entered into indemnification agreements with Mr. Kramlich and Mr. Wilmot, former directors of Com21. These agreements require Com21, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of Com21 (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by Com21.

     All future transactions between Com21 and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board, and will be on terms no less favorable to Com21 than could be obtained from unaffiliated third parties.

                           COMPLIANCE WITH SECTION 16
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board, the executive officers of Com21 and persons who hold more than 10% of Com21's outstanding common stock are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of
Section 16 reports which Com21 received from such persons for their 2001 Fiscal Year transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 Fiscal Year, Com21 believes that all reporting requirements under Section 16 for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

                                 ANNUAL REPORT

     A copy of the Annual Report of Com21 for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

     Com21 filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 1, 2002. Stockholders may obtain a copy of this report, without charge, by writing to Ralph Marimon, Chief Financial Officer, Vice President, Finance and Administration and Corporate Secretary of Com21, at Com21's principal executive offices located at 750 Tasman Drive, Milpitas, California 95035, or from Com21's Website address at http://www.com21.com.

                                          The Board of Directors of Com21, Inc.

Dated: April 12, 2002

                                  COM21, INC.
                            1998 STOCK INCENTIVE PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 16, 2002)

                                   ARTICLE ONE

                               GENERAL PROVISIONS

      I.    PURPOSE OF THE PLAN

            This 1998 Stock Incentive Plan is intended to promote the interests of Com 21, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      II.   STRUCTURE OF THE PLAN

            A.    The Plan shall be divided into five separate equity programs:

                  - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

                  - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                  - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

                  - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

            B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

      III.  ADMINISTRATION OF THE PLAN

            A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee shall be made by a disinterested majority of the Board.

            B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

            D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

            E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

            F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

      IV.   ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  (i)   Employees,

                  (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                  (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

            C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

            D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

            E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

            F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

      V.    STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 8,177,8291 shares, which consists of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to outstanding options under that Predecessor Plan, (ii) a 1,000,000-share increase authorized by the Board in March 1999 and approved by the shareholders at the 1999 Annual Meeting, (iii) an additional 934,278-share automatic increase effected on January 4, 1999 pursuant to Paragraph V.C below,
(iv) an additional 1,080,959-share automatic increase effected on January 3, 2000 pursuant to Paragraph V.C below, (v) an additional 1,233,742-share automatic increase effected on January 1, 2001 pursuant to Paragraph V.C below and (vi) an additional 1,405,340-share automatic increase effected on January 2, 2002 pursuant to Paragraph V.C below.

            B. To the extent any unvested shares of Common Stock outstanding under the Predecessor Plan as of the Plan Effective Date are subsequently repurchased by the Corporation, at the option exercise price paid per share, in connection with the holder's termination of service prior to vesting in the shares, those repurchased shares shall be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall the number of such repurchased shares added to the reserve exceed 210,283 shares.

            C. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1999 calendar year, by an amount equal to five percent (5%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall any such annual increase exceed 1,500,000 shares.

            D. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1998 calendar year.

            E. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation (including unvested shares issued under the Predecessor Plan and repurchased by the Corporation at or after the Plan Effective Date), at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct
______________
      (1) In addition, 84,224 shares have been repurchased pursuant to Paragraph V.B. of the Plan as of January 31, 2001, and no additional shares are eligible to be repurchased pursuant to Paragraph V.B.

stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two of the Plan shall NOT be available for subsequent issuance under the Plan.

            F. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

      I.    OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A.    EXERCISE PRICE.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

                        (i)   cash or check made payable to the Corporation,

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

            C.    EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                        (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                        (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                        (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

            D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

            E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II.   INCENTIVE OPTIONS

            The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

            A. ELIGIBILITY. Incentive Options may only be granted to Employees.

            B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

            C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent:
(i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

            B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

            E. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction, so that each such option shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

            F. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            G. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Change in Control so that each such option shall, immediately prior to the effect date of such Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of Optionee's cessation of Service.

            H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

            I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.   CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

      V.    STOCK APPRECIATION RIGHTS

            A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

            B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                  (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                  (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

            C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                  (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                  (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                  (iii) The grant of such limited stock appreciation right shall automatically constitute pre-approval by the Plan Administrator of any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                  (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

      I.    OPTION GRANTS

            The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

      II.   OPTION TERMS

            Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

            A.    EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A (divided by) (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the dollar amount of the approved reduction in the
            Optionee's base salary for the calendar year, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

            C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

            D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

            B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service or (iii) the surrender of the option in connection with a Hostile Take-Over.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

            D. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  REMAINING TERMS

            The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

      I.    STOCK ISSUANCE TERMS

            Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

            A.    PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                        (i)   cash or check made payable to the Corporation, or

                        (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

            B.    VESTING PROVISIONS.

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                        (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                        (ii) the number of installments in which the shares are to vest,

                        (iii) the interval or intervals (if any) which are to lapse between installments, and

                        (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

      II.   CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

            B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

            C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

      III.  SHARE ESCROW/LEGENDS

            Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

      The provisions of this Article Five reflect the amendments to the Automatic Option Grant Program which were authorized by the Board on January 16, 2002. The January 16, 2002 amendments are subject to stockholder approval at the 2002 Annual Meeting. Such stockholder approval, if obtained, shall also constitute approval of each option granted under the amended Automatic Option Grant Program on or after the date of that Annual Meeting and the subsequent exercise of that option (or any other option outstanding under the Automatic Option Grant Program at the time of such Annual Meeting) in accordance with the terms and conditions of this Article Five.

      I.    OPTION TERMS

            A. GRANT DATES. Option grants shall be made on the dates specified below:

                  1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2002 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 25,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                  2. On the date of each Annual Stockholders Meeting, beginning with the 2002 Annual Meeting, each individual who is to continue to serve as an Eligible Director shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

                  3. Each individual who is to continue to serve as an Eligible Director at the 2002 Annual Meeting shall automatically be granted a one-time special stock option grant for 10,000 shares of Common Stock. This option will be in addition to the 10,000-share annual option grant to be granted to him or her at the 2002 Annual Meeting pursuant to paragraph I(A)(2) above.

            B.    EXERCISE PRICE.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

            D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 25,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four
(4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 10,000-share automatic option grant and each of the one-time special 10,000-share option grants to be made at the 2002 Annual Meeting shall vest, and the Corporation's repurchase right shall lapse, in two
(2) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

            E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
      (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                  (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                  (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                  (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
      (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II.   CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Five but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option under this Article Five but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

            C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

            D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants under this Article Five. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

            E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

            F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM

      I.    OPTION GRANTS

            Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

      II.   OPTION TERMS

            Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

            A.    EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

            C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each option shall have a maximum term of ten (10) years measured from the option grant date.

            D. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

            E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

            Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

            B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

            D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.   REMAINING TERMS

            The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

      I.    FINANCING

            The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

      II.   TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of stock options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such stock option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  Stock Delivery: The election to deliver to the Corporation, at the time the stock option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      III.  EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan shall become effective immediately at the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

            B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

            C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

            D. The Plan shall terminate upon the earliest to occur of (i) March 9, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on March 9, 2008, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

      IV.   AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

            B. The Plan was amended and restated by the Board in March 1999 (the "1999 Amendment") to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 1,000,000 shares. The 1999 Amendment was approved by the stockholders at the 1999 Annual Meeting. The Plan was subsequently amended and restated by the Board in January 2002 (the "2002 Amendment") to: (i) increase the number of shares of Common Stock subject to the initial automatic option grant made to each newly appointed or elected non-employee Board member from 15,000 shares of Common Stock to 25,000 shares of Common Stock, (ii) increase the number of shares of Common Stock subject to the automatic option grant made annually to each continuing non-employee Board member from 5,000 shares of Common Stock to 10,000 shares of Common Stock, and
(iii) provide each non-employee Board member with a special one-time stock option grant at the 2002 Annual Meeting to purchase 10,000 shares of common stock at an exercise price per share equal to the fair market value per share of the Corporation's Common Stock on such date. The 2002 Amendment is subject to stockholder approval at the 2002 Annual Meeting.

            C. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      V.    USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      VI.   REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      VII.  NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

            A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect for non-employee Board members under Article Five of the Plan.

            B.    BOARD shall mean the Corporation's Board of Directors.

            C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

            D.    CODE shall mean the Internal Revenue Code of 1986, as amended.

            E.    COMMON STOCK shall mean the Corporation's common stock.

            F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

            G. CORPORATION shall mean Com21, Inc., a Delaware corporation, and its successors.

            H. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

            I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

            J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

            K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

            M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

            N. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

            O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

            P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

            Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

            R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

            S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

            T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

            U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

            W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

            X. PLAN shall mean the Corporation's 1998 Stock Incentive Plan, as set forth in this document.

            Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

            Z.    PLAN EFFECTIVE DATE shall mean April 1, 1998.

            AA.   PREDECESSOR PLAN shall mean the Corporation's pre-existing
Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

            BB.   PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

            CC.   SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under Article Three of the Plan.

            DD.   SECONDARY COMMITTEE shall mean a committee of one or more
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

            EE.   SECTION 12 REGISTRATION DATE shall mean the date on which the
Common Stock is first registered under Section 12 of the 1934 Act.

            FF.   SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

            GG.   SERVICE shall mean the performance of services for the
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

            HH.   STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

            II. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

            JJ.   STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Four of the Plan.

            KK.   SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            LL.   TAKE-OVER PRICE shall mean the greater of (i) the Fair Market
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

            MM.   10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

            NN.   UNDERWRITING AGREEMENT shall mean the agreement between the
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

            OO.   UNDERWRITING DATE shall mean the date on which the
Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

            PP.   WITHHOLDING TAXES shall mean the Federal, state and local
income and employment withholding taxes to which the holder of a stock option or unvested shares under the Plan becomes subject in connection with the exercise of that option or the vesting of those shares.

          [1739 - COM 21, INC.] [FILE NAME: ZCOM22.ELX] [VERSION - (1)]
                          [03/12/02] [ORIG. 03/12/02]

                                  DETACH HERE                           ZCOM 22

                                     PROXY

                                  COM21, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby appoints George Merrick and Ralph Marimon and each of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Com21, Inc. (the "Company"), held of record by the undersigned on April 1, 2002 at the Annual Meeting of Stockholders of Com21, Inc. to be held on May 16, 2002, or at any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, AND 4 IF NO SPECIFICATION IS MADE.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

OM 21, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

---------------------------------------------    ----------------------------------------------------
       VOTE BY TELEPHONE                                             VOTE BY INTERNET
---------------------------------------------    ----------------------------------------------------
It's fast, convenient, and immediate!            It's fast, convenient, and your vote
Call toll-Free on a Touch Tone Phone             is immediately confirmed and posted.
Touch Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

---------------------------------------------    -----------------------------------------------------
Follow these four easy steps:                    Follow these four easy steps:

1. Read the accompanying Proxy Statement and     1. Read the accompanying Proxy Statement and
   Proxy Card.                                      Proxy Card.

2. Call the toll-free number                     2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).                 http://www.eproxyvote.com/cmto

3. Enter your Voter Control Number located on    3. Enter your Voter Control Number located on
   your Proxy Card above your name.                 your Proxy Card above your name.

4. Follow the recorded instructions.             4. Follow the instructions provided.
---------------------------------------------    -----------------------------------------------------

YOUR VOTE IS IMPORTANT!                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                      Go to http://www.eproxyvote.com/cmto anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


[1739 - COM 21, INC.] [FILE NAME: ZCOM21.ELX] [VERSION - (3)] [04/02/02] [ORIG. 03/12/02]

                                  DETACH HERE                             ZCOM21



    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

The Board of Directors recommends a vote FOR Proposal Nos. 1, 2, 3 and 4. This Proxy will be voted FOR Proposal Nos. 1, 2, 3 and 4 if no specification is made.

1. To elect six directors to serve for a one-year term or until their successors are duly elected and qualified;

   Nominees: (01) George A. Merrick, (2) Paul Baran, (3) James R. Gagnard, (4) Susan Hubbell Nycum, (5) Daniel J. Pike, (5) James Spilker, Jr.

  FOR                 WITHHELD                MARK HERE
  ALL    [ ]      [ ] FROM ALL            [ ] FOR ADDRESS
NOMINEES              NOMINEES                CHANGE AND
                                              NOTE BELOW

[ ]
   -----------------------------------        MARK HERE
For all nominees except as noted above    [ ] IF YOU PLAN
                                              TO ATTEND
                                              THE MEETING

2. To approve amendments to the Automatic Option Grant Program of the Com21, Inc. 1998 Stock Incentive Plan;

                         FOR      AGAINST      ABSTAIN
                         [ ]        [ ]          [ ]

3. To ratify the appointment of Deloitte & Touche LLP as Com21's independent public auditors for the Fiscal year ending December 31, 2002 and

                         FOR      AGAINST      ABSTAIN
                         [ ]        [ ]          [ ]


4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

                         FOR      AGAINST      ABSTAIN
                         [ ]        [ ]          [ ]

                     PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                     Please sign exactly as your name(s) is (are) shown on the shares certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                  Date:       Signature:                   Date:
          ------------------     -------          -------------------     ------